UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 11, 2005

iGATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive Suite 500 Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 503-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 1, 2005, iGate Corporation (the “Company”) issued a press release announcing that it would further delay the filing of its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission due to Company management requiring additional time to resolve its previously disclosed discrepancies associated with its billing and collection functions and to continue its assessment of the effectiveness of its internal control over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act. A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference.

On April 7, 2005, the Company filed its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission. The Company’s Form 10-K did not include management’s annual report on internal control over financial reporting and the related attestation report of the independent registered public accounting firm.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 5, 2005, the Company received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”). On April 7, 2005 the Company filed the Form 10-K. Based upon this filing and initial discussions with Nasdaq, the Company believed that it was again in compliance for continued listing on Nasdaq. However, further discussions with Nasdaq revealed that Nasdaq has concluded that the Company will not be in compliance with the Nasdaq listing standards until the Company completes its assessment of internal controls under Section 404 of the Sarbanes-Oxley Act and includes management’s annual report on internal control over financial reporting and the related attestation report of the independent registered public accounting firm in an amendment to the Form 10-K. As a result of this conclusion, the Company’s common stock will remain quoted on Nasdaq pending the outcome of the appeal under the symbol “IGTEE”. The fifth character “E” was appended to the Company’s trading symbol at the opening of business on April 7, 2005.

The delisting notice provides that the Company’s common stock is subject to delisting from Nasdaq at the opening of business on April 14, 2005 unless the Company requests a timely hearing with a Nasdaq Listing Qualifications Panel to appeal such delisting. The Company has made such an appeal. This request for a hearing will stay the delisting action pending the issuance of a written determination by a Nasdaq Listing Qualifications Panel.

The Company is working diligently to complete its management report on internal control over financial reporting and expects to file its report and the related attestation report of the independent registered public accounting firm in an amendment to the Form 10-K prior to May 2, 2005. There can be however no assurances that Nasdaq will grant the Company’s request for continued listing.

On April 11, 2005, the Company issued a press release announcing receipt of the notification from Nasdaq, a copy of which is attached hereto as Exhibit 99.02.

ITEM 8.01. OTHER EVENTS

Under the terms of the Company’s credit facility with PNC Bank N.A. (“PNC”), the failure by the Company to deliver to PNC annual audited financial statements for 2004 and related information by March 31, 2005 would result in a default. The Company has requested and received from PNC a waiver of this default.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.01	iGate Corporation press release dated April 1, 2005

99.02	iGate Corporation press release dated April 11, 2005

*******

The information furnished in this Current Report on Form 8-K, including Exhibit 99.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly incorporated by specific itemized reference in such filing.

SIGNATURE(S)

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

April 11, 2005	/s/ MICHAEL J. ZUGAY
Michael J. Zugay
Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.
99.01	iGate Corporation press release dated April 1, 2005

99.02	iGate Corporation press release dated April 11, 2005